Exhibit 99.1

Earthstone Energy Announces Bolt-On Acquisition
Acquiring Privately Held Midland Basin Assets for Cash and Stock

The Woodlands, Texas, October 4, 2021 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”, the "Company", "we", "our" or "us") today announced that it has entered into definitive agreements to acquire privately held operated assets located in the Midland Basin (the “Bolt-On Acquisition”) from two sellers unaffiliated with Earthstone. The aggregate purchase price of the Bolt-On Acquisition is approximately $73.2 million consisting of $49.2 million in cash, subject to customary purchase price adjustments, and approximately 2.6 million shares of Earthstone’s Class A common stock valued at $24.0 million based on a closing share price of $9.20 on September 30, 2021. The Bolt-On Acquisition is expected to close by the middle of the fourth quarter of 2021with an effective date of July 1, 2021.

Highlights of the acquired asset base and operations include:
•Average daily production of 4,400 Boepd (26% oil, 52% liquids) during September 2021
•Projected next twelve months Adjusted EBITDAX of approximately $42 million (1)
•$116.0 million PDP PV-10 as of 7/1/21 with associated reserves of approximately 13.3 MMBoe (11% oil, 31% NGL, 58% natural gas) (2) based on NYMEX strip pricing as of September 30, 2021
•Low operating cost, high margin asset base with operating synergies when added to Earthstone’s existing assets

Expected impact on Earthstone includes:
•Purchase price of ~1.7x estimated next twelve months Adjusted EBITDAX (1) based on NYMEX strip pricing as of September 30, 2021
•Bolt-On Acquisition expected to be accretive on all key financial metrics
•Earthstone maintains target of achieving sub-1.25x leverage at year-end 2021 (3)
•Approximate 4,000 Boepd (17% oil, 47% liquids) impact on production from date of close (expected by the middle of the fourth quarter) through end of 2021

Management Comments

Mr. Robert J. Anderson, President and CEO of Earthstone, commented, “This transaction will be our fourth acquisition this year as we continue to advance our consolidation strategy and enhance our Midland Basin footprint with additional scale. The acquisition of these low operating cost, high margin, producing assets at an attractive valuation is a nice addition to our production and cash flow base. The Bolt-On Acquisition also includes approximately 10,000 net acres (100% operated; 67% held by production) in Irion County. We expect to benefit from additional operating synergies when production operations are combined with other assets in the area. As we have done in prior acquisitions, we look forward to applying our operating approach to these assets in order to reduce costs and maximize production and cash flows.

“The mix of consideration between cash and equity in accordance with our focus on maintaining a strong balance sheet positions us well to continue our consolidation efforts. We are pleased to continue to add incremental scale in an accretive manner without sacrificing our balance sheet or free cash flow generation.”

Acquisition Consideration and Sources

The consideration for the transaction consists of 2,611,111 shares of Earthstone’s Class A common stock, which represents approximately 3.0% of the total outstanding Class A and Class B common stock on a pro forma basis, and approximately $49.2 million of cash, subject to customary purchase price adjustments from the July 1, 2021 effective date to closing. Earthstone intends to fund the cash portion of the consideration and fees and expenses with cash on hand and borrowings under its revolving credit facility, which currently has a borrowing base of $650 million. As of August 31, 2021, and adjusting for the current borrowing base of $650 million, Earthstone had liquidity of approximately $365 million based on the $363.4 million of undrawn borrowing base capacity and $1.2 million in cash.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in the acquisition, development and operation of oil and natural gas properties. Its primary assets are located in the Midland Basin of west Texas and the Eagle Ford Trend of south Texas. Earthstone is listed on the New York Stock Exchange under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

(1)Estimated $42 million of Adjusted EBITDAX is measured from the Bolt-On Acquisition effective date of 7/1/2021 through 6/30/2022 based on Earthstone management estimates of proved developed reserves utilizing NYMEX strip pricing as of 9/30/2021. As used in this news release “Adjusted EBITDAX”, a non-GAAP financial measure is defined by Earthstone as net income plus, when applicable, accretion of asset retirement obligations; impairment expense; depletion, depreciation and amortization; interest expense, net; transaction costs; loss (gain) on sale of oil and gas properties; unrealized (gain) loss on derivatives; stock-based compensation; and income tax expense.
(2)PV-10 is a non-GAAP measure that differs from a measure under GAAP known as “standardized measure of discounted future net cash flows” in that PV-10 is calculated without including future income taxes. Earthstone management estimate of proved developed producing reserve volumes and values as of 7/1/2021, discounting cash flows at a rate of 10% and utilizing NYMEX strip prices as of 9/30/2021.
(3)Earthstone defines leverage as total debt to Adjusted EBITDAX. Target includes Adjusted EBITDAX as adjusted for the impact of 2021 acquisitions.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected benefits of the proposed Bolt-On Acquisition to Earthstone and its stockholders, the anticipated completion of the proposed Bolt-On Acquisition or the timing thereof, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of Earthstone, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the ability to complete the proposed Bolt-On Acquisition on the anticipated terms and timetable; Earthstone’s ability to successfully integrate the assets included in the Bolt-On Acquisition with its operations after the acquisition and achieve anticipated benefits from it; the possibility that various closing conditions for the Bolt-On Acquisition may not be satisfied or waived; risks relating to any unforeseen liabilities related to the Bolt-On Acquisition; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base under Earthstone’s credit facility; Earthstone’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the ability to successfully complete any potential asset dispositions and the risks related thereto; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; Earthstone’s ability to replace oil and natural gas reserves; and any loss of senior management or technical personnel. Earthstone’s annual report on Form 10-K/A for the year ended December 31, 2020, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contacts

Mark Lumpkin, Jr.
Executive Vice President – Chief Financial Officer
281-298-4246 / mark.lumpkin@earthstoneenergy.com

Scott Thelander
Vice President of Finance
281-298-4246 / scott@earthstoneenergy.com